As filed with the Securities and Exchange Commission on December 13, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

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Date of report (date of earliest event reported):   November 24, 2005

ENERGY EXPLORATION TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Province of Alberta	0–24027	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1400, 505 3rd Street, S.W., Calgary, Alberta, Canada T2P 3E6
(Address of principal executive offices) (Zip Code)

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Energy Exploration Technologies’ (“NXT”) Vice President Finance, Ms. Mila Manacek, has resigned as of November 24, 2005, to pursue other interests.

NXT is currently seeking a replacement for Ms. Manasek.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Calgary, Alberta, Canada, this 13th day of December 2005.

ENERGY EXPLORATION TECHNOLOGIES INC.

By: /signed / George Liszicasz

Name:

George Liszicasz

Title

Chief Executive Officer

(principal executive officer)